                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-3321, 333-3323 and 333-47357 of CD&L, Inc. on Form S-8 of our report dated April 14, 2005, relating to the consolidated financial statements and financial statement schedule of CD&L, Inc. and Subsidiaries as of and for the year ended December 31, 2004 appearing in this Annual Report on Form 10-K of CD&L, Inc. for the year ended December 31, 2004.

/s/ J.H. Cohn LLP


Roseland, New Jersey
April 14, 2005